Exhibit 99.1

Sanara MedTech Inc. Announces Chief Executive Officer Transition

Seth Yon Appointed President, Chief Executive Officer and Director; Ron Nixon to Remain Executive Chairman

FORT WORTH, TX, September 2, 2025 (GLOBE NEWSWIRE) - Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skin markets, today announced that Seth Yon, Sanara’s President and Chief Commercial Officer, has been appointed to the position of President and Chief Executive Officer and will join the Board of Directors, effective September 15, 2025. Mr. Yon will succeed Ron Nixon, who will continue to serve as Executive Chairman.

“I am very pleased to announce that the Board of Directors has voted unanimously to appoint Seth to the role of President and Chief Executive Officer,” stated Ron Nixon. “Over the past seven years, Seth has proven himself to be a strategic, capable and well-regarded leader serving Sanara in senior-level management positions of increasing responsibility. During his tenures as our Vice President of Commercial, President of Commercial and, most recently, as President and Chief Commercial Officer, Sanara achieved annual net revenue growth of 53% on a compounded basis for the three most recently completed fiscal years.”

Mr. Nixon continued: “Today’s announcement is the culmination of a longer-term initiative to develop and structure our senior leadership team, with the goal of positioning Sanara for future success in the markets we serve. Seth has been immersed in all key aspects of our business and is well-versed in the initiatives we are pursuing across our organization. He has cultivated an impressive senior leadership team in our Sanara Surgical segment, headed by our Vice Presidents of Sales and Market Development, who will continue to inform, support and execute our commercial strategy. As Executive Chairman, I will remain focused on the current initiatives we are pursuing in our Sanara Surgical and Tissue Health Plus segments, along with other key aspects of our strategy, to support Seth in his new role. My fellow directors and I believe he is the ideal CEO candidate to lead the next phase of Sanara’s growth and value creation, and we look forward to this new chapter under his strategic leadership.”

“Working alongside Sanara’s talented team to improve patient outcomes and deliver value to the healthcare system has proven to be one of the greatest highlights of my 27-year career,” stated Seth Yon. “In spite of the important progress we have made together, I believe Sanara remains in the early stages of its journey as an organization, with a significant greenfield opportunity ahead as we continue to penetrate the large patient populations that our treatments address. I am honored to assume the CEO role and excited by the prospect of leading the Sanara team though this important stage as an organization, for the benefit of all our stakeholders.”

Seth Yon joined Sanara in March 2018 as Director of Sales, Wound Care, and one of the first Regional Sales Managers, playing a pivotal role in establishing the Company’s early commercial operations and markets. Mr. Yon was promoted to National Sales Director in January 2020, and later Vice President of Commercial beginning January 2022, where he oversaw strong growth and execution in Sanara Surgical segment, while developing Sanara’s sales processes, performance metrics and training practices. He was promoted to President of Commercial in August 2023 and has served as Sanara’s President and Chief Commercial Officer since April 2025, where he was responsible for the Company’s commercial strategy and execution across all U.S. markets.

Prior to joining Sanara, Mr. Yon served as Vice President of Sales and Marketing for Iroquois Industrial Group (“Iroquois”), from 2015 to 2018. Prior to joining Iroquois, Mr. Yon founded and led the development of GreenerGrads from 2011 to 2014. Mr. Yon began his career as a Sales Representative and Independent Territory Manager at Jostens, Inc., where he worked from 1999 to 2011. He holds a B.A. from Grand Valley State University.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skin markets. The Company markets, distributes and develops surgical, wound and skin products for use by physicians and clinicians in hospitals, clinics and all post-acute care. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, and BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. For more information, please visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s business strategy and mission, future opportunities for expansion, the development of new products, the timing of commercialization of the Company’s products and the regulatory approval process. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the Company’s ability to validate and optimize the Tissue Health Plus (“THP”) technology platform, the Company’s ability to build out its executive team, the Company’s ability to identify and effectively utilize the net proceeds of the CRG Term Loan Agreement to support the Company’s growth initiatives, the extent of product demand, market and customer acceptance, including acceptance of the THP technology platform, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Relations Contact:

Jack Powell or Mike Piccinino, CFA

ICR Healthcare

IR@sanaramedtech.com